UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 18, 2008

KINGLAKE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52760	75-3263792
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification)	(Commission File Number)

Suite 500-666 Burrard Street, Vancouver, BC, V6C 3P6 Canada

(Address of principal executive offices, including zip code)

604-895-7412

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2008 (the “Closing Date”), Kinglake Resources, Inc., (the "Registrant" or the "Company") completed a Share Exchange Agreement (the “Share Exchange Agreement”) dated December 23, 2007, with Orient Come Holdings Limited, a company organized under the laws of British Virgin Island (“Orient Come”) and Beijing K's Media Advertising Ltd. Co., a limited liability company organized under the laws of the People’s Republic Of China ("Chinese Advertisement Company” or “K’s Media”).  Pursuant to the terms of the Share Exchange Agreement, the shareholders of Orient Come (the “Orient Come Shareholders”) transferred to us all of the Orient Come shares in exchange for the issuance of 13,000,000 shares of our common stock (the “Acquisition”). As a result of the Acquisition, Orient Come became our wholly-owned subsidiary and the Orient Come Shareholders and/or their designated third parties acquired in the aggregate approximately 62% of our issued and outstanding stock.

Pursuant to the provisions of the Share Exchange Agreement, 10,500,000 new issued, but not outstanding restricted common shares of our common stock (the "Escrowed Shares") will be issued to the shareholders or their designed parties of Chinese Advertisement Company (“Shareholders of Chinese Advertisement Company” or "Shareholders of K's Media").

In connection with the Share Exchange Agreement, we entered into an Escrow Agreement (“Escrow Agreement”) with Orient Come, Chinese Advertisement Company, and Shareholders of Chinese Advertisement Company. Pursuant to the Escrow Agreement, the Escrow Shares will be deposited or held in an escrow account with an escrow agent. A total of 7,875,000 (75%) of the Escrow Shares are being held as security for the achievement of the following signed sale objectives to be achieved by Chinese Advertisement Company on the three subsequent anniversary dates of the Escrow Agreement: (i) on the first anniversary date in fiscal year 2008 (the “2008 Performance Threshold”) a maximum of 2,625,000 escrow shares will be released upon achievement of greater than $1,900,000 in signed sales. If less than $1,900,000 in signed sales is achieved, the escrow shares will be released on a proportional basis to achieved signed sales. If sales during the 2008 Performance Threshold should be less than $1,059,000 no escrow shares will be released. (ii) on the second anniversary date in fiscal year 2009 (the “2009 Performance Threshold”) a maximum of 2,625,000 escrow shares will be released upon achievement of $14,380,000 in signed sales. If less than $14,380,000 in signed sales is achieved, the escrow shares will be released on a proportional basis to achieved signed sales. If sales during the 2009 Performance Threshold should be less than $7,990,000 no escrow shares will be released. In addition unreleased escrow shares from the 2008 Performance Threshold can be released in fiscal year 2009 if greater than 90% of the $14,380,000 sales threshold is achieved. and (iii) on the third anniversary date in fiscal year 2010 (the “2010 Performance Threshold”) a maximum of 2,625,000 escrow shares will be released upon achievement of $33,230,000 in signed sales. If less than $33,230,000 in signed sales is achieved, the escrow shares will be released on a proportional basis to achieved signed sales. If sales during the 2009 Performance Threshold should be less than $18,460,000 no escrow shares will be released. Subsequent to the third anniversary date all unreleased escrow shares will be canceled. The remaining 2,625,000 (25%) of the Escrow Shares are issuable to a third party service provider and are being held as security for K's Media entering into advertising agreements with KTV clubs (defined below) as facilitated by the third party service provider.  This third party service provider is an affiliate of Shine Multimedia Co., Ltd., an entity discussed below.  If at the end of fiscal year 2008 the third party service provider has signed up less than 300 KTV clubs under advertising agreements with K's Media, then 60% of the Escrowed Shares shall be cancelled.  If at the end of fiscal year 2009 and fiscal year 2010 the third party service provider has facilitated less than 600 advertising agreements per each year, then 20% of these Escrowed Shares shall be cancelled respectively.

Concurrent with the Share Exchange Agreement, we entered into a Business Cooperation Agreement with Orient Come and Chinese Advertisement Company (“Business Cooperation Agreement”). Pursuant to the provisions of the Business Cooperation Agreement, Chinese Advertisement Company will retain the services of Orient Come in relation to the current and proposed operations of Chinese Advertisement Company’s business in the People’s Republic of China (“Orient Come’s Services”). Chinese Advertisement Company will remit a quarterly consulting fee, equal to 80% of its quarterly revenues after deduction of direct operating costs, expenses and taxes in consideration of Orient Come’s Services.

In connection with the Share Exchange Agreement we issued 2,000,000 shares of our common stock to Sino Return Holdings Limited, a non-affiliate party as finder's fee.

A copy of the Share Exchange Agreement, Escrow Agreement, and Business Cooperation Agreement are incorporated herein by reference and are filed as Exhibits to this Form 8-K. The description of the transactions contemplated by the Share Exchange Agreement, Escrow Agreement and our obligations under the Business Cooperation Agreement set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On the Closing Date, we consummated the transactions contemplated by the Share Exchange Agreement, pursuant to which we (i) acquired all of the issued and outstanding shares of stock of Orient Come in exchange for the issuance in the aggregate of 13,000,000 shares of our common stock to the Orient Come Shareholders’ designated third parties resulting in Orient Come becoming our wholly-owned subsidiary, and (ii) issued in the aggregate of 10,500,000 shares of our common stock to the Shareholders of Chinese Advertisement Company and deposited into an escrow account with escrow agent.

Our current corporate structure is set forth below:

Business
Business Overview

Prior to the Acquisition, we were a public “shell” company with nominal assets. We were incorporated in the State of Nevada in April 14, 2006 and engaged in the business of conducting research in the form of exploration of our mining interest. In September 2007, a review of the aeromagnetics of our property shows no apparent anomalies and the geologist recommend no further work on this property. Our management then began to pursue an acquisition strategy, whereby we sought to acquire businesses that provide room for growth.

As a result of the Acquisition, we will engage in media and advertising throughout China.  The Chinese Advertising Company is an emerging media company that targets high end consumers in China by placing premium brand advertising in "KTV" clubs on behalf of top-tier consumer products clients. KTV clubs are popular entertainment establishments in Asia that rent private rooms containing karaoke singing equipment, typically to groups of friends and business colleagues.

Concurrent with the Share Exchange Agreement, Orient Come, our wholly-owned subsidiary has signed a Business Cooperation Agreement with the Chinese Advertisement Company. We do not have an equity interest with the Chinese Advertisement Company. In order to meet ownership requirements under Chinese law, which restrict foreign companies with less than three years of operation history in advertising industry from operating in the advertising industry in China, we and Orient Come executed a series of exclusive contractual agreements. These contractual agreements allow us to, among other things, to secure significant rights to influence the Chinese Advertisement Company’s business operations, policies and management, approve all matters requiring shareholder approval, and the right to receive 80% income earned by the Chinese Advertisement Company. In addition, to ensure that the Chinese Advertisement Company and its shareholders perform their obligations under these contractual arrangements, the shareholders have pledged to Orient Come all of their equity interests in the Chinese Advertisement Company. At such time that current restrictions under People's Republic Of China (PRC) law on foreign ownership of Chinese companies engaging in the advertising industry in China are lifted, or we have acquired a non-Chinese advertisement company that has over three years operation in advertising industry (“Qualified Advertising Subsidiary”), Orient Come may exercise its option to purchase the equity interests in the Chinese Advertisement Company and transfer the ownership to the Qualified Advertising Subsidiary.

Below is a summary of the contractual agreements entered into by us, Orient Come and the Chinese Advertisement Company:

Exclusive Business Cooperation Agreement

Pursuant to an Exclusive Business Cooperation Agreement entered into by and between Orient Come, us and the Chinese Advertisement Company on December 23, 2007, Orient Come has the exclusive right to provide to the Chinese Advertisement Company complete technical support, business support and related consulting services, which include, among others, graphic design, technical services, business consultations, equipment or property leasing, marketing consultancy and product research.  The Chinese Advertisement Company agrees to pay an annual service fee to Orient Come equal to a certain percentage of the Chinese Advertisement Company’s total amount of operational income each year. This agreement has a twenty-year term, subject to renewal and early termination in accordance with the terms therein.

Exclusive Option Agreement

Under Exclusive Option Agreements entered into by and among Orient Come, Shareholders of  Chinese Advertisement Company and  the Chinese Advertisement Company dated December 23, 2007, the Shareholders of  Chinese Advertisement Company, irrevocably grant to Orient Come or its designated party an exclusive option to purchase, to the extent permitted by PRC law, a portion or all of their respective equity interests in  the Chinese Advertisement Company for a purchase price of One Hundred US dollar. Orient Come or its designated party has the sole discretion to decide when to exercise the option, whether in part or in full. Each of these agreements has a twenty-year term, subject to renewal at Orient Come’s election.

Equity Pledge Agreement

Under the Equity Pledge Agreements entered into by and among Orient Come, the Chinese Advertisement Company and Shareholders of Chinese Advertisement Company dated December 23, 2007, the Shareholders of Chinese Advertisement Company pledge, all of their equity interests in the Chinese Advertisement Company to guarantee in the Chinese Advertisement Company’s performance of its obligations under the Exclusive Business Cooperation Agreement. If  the Chinese Advertisement Company or any of its shareholders breaches his/her respective contractual obligations under this agreement, or upon the occurrence of one of the events regarded as an event of default under each such agreement, Orient Come, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests. The Shareholders of  Chinese Advertisement Company agree not to dispose of the pledged equity interests or take any actions that would prejudice Orient Come's interest, and to notify Orient Come of any events or upon receipt of any notices which may affect Orient Come' interest in the pledge. Each of the equity pledge agreements will be valid until all the payments due under the Exclusive Business Cooperation Agreement have been fulfilled.

Industry and Market Overview

Business Overview

K’s Media was incorporated in China in October, 2007. It is an emerging media company that targets high end consumers in China by placing premium brand advertising in "KTV" clubs on behalf of top-tier consumer products clients. KTV clubs are popular entertainment establishments in Asia that rent private rooms containing karaoke singing equipment, typically to groups of friends and business colleagues.

K’s Media intends to sign advertising agreements with companies in the cosmetics, beverage, automobile and other consumer goods sectors. K’s Media also intends to sign advertisement placement agreements with top KTV chains in Beijing, Shanghai, Guangzhou, Shenzhen, Hangzhou and other major Chinese cities. K’s Media will then promote its clients brands at the KTV clubs via advertising and promotional events.

According to an April 2007 report, China Advertising Industry Forecast Report, 2007-2010, by Research in China, in the first half of 2006 revenues generated in the Chinese advertising sector were RMB 155.5 billion (approximately US$20 billion per half year, at today's exchange rate) and the Chinese advertising market is expected to grow at up to 19% per year.

However, attempts to reach high-end consumers through traditional advertising channels with powerful and visually appealing presentations can be costly and inefficient. It is K’s Media's view that advertising on selected KTV screens offers a way to effectively target a captive audience of influential top earners.

Services

K’s Media will provide advertisements to its target audience at KTV clubs. Through its proprietary software, K’s Media believes it will be able to offer a sustainable, highly efficient and measurable media system to its advertiser clients.  K’s Media will reach the target audience by a) presenting commercials on KTV screens; and b) staging promotional activities at KTV clubs.  Companies and brands advertised will be primarily from the consumer goods segment initially, as high-end products from the beverage, automobile, cosmetic and automobile sectors will be promoted.

Advertising videos of 5, 15 and 30 seconds in length will be produced. There are several opportune times at which such ads can be played on KTV screens. For example, early in a session when KTV attendees are getting ready with warm ups, "down time" between songs, and after the conclusion of singing are all times at which individuals may be receptive to advertising due to the "right time, right location, right occasion, and right mood". With KTV sessions typically lasting one hour or more, there is ample chance for high-income consumers with otherwise busy lifestyles and not easily influenced by regular advertising to be presented with impact messages by advertisers.

Promotional activities will be undertaken in the lobbies and common areas of KTV clubs. This may include product sampling of cosmetics and beverages, displays or raffling of luxury items like jewelry and automobiles, and distribution of posters and leaflets.

Market

China's advertising market is one of the largest and fastest-growing in the world. According to Zenith Optimedia, advertising spending in China grew at a compound annual growth rate (CAGR) of 16.4% between 2000 and 2005. Strong sustained growth is forecast, with a projected CAGR of 18.1% from 2005 to 2009, which would result in US$20.6b of advertising expenditures in China per year. Reports and forecasts by the market consulting firm CTR shows that US$38b of advertisement spending in China already and forecasts an even larger market size and growth rate.

The growth of China’s advertising industry is being driven by a number of factors including rapid and sustained economic growth in China, the growth in consumer spending, and the relatively low historical levels of advertising spending in China per capita and as a percentage of GDP.

As reported by CTR Market Research Co., Ltd., total advertising funds spent by K’s Media's target market - cosmetics, automobiles, bank ads and alcohol - was approximately US $3 billion in 2006. According to Research in Motion, advertising was higher on cosmetics/bath products than on any other segment, while ad spending on growing fastest on beverages, at 55%.

As reported by CTR Market Research Co., Ltd., the market share of traditional media in China, such as newspaper, radio and TV is decreasing as advertisers seek out new ad vehicles - whether that is the Internet or ads in restaurants or on airplanes - that can segment and reach desired advertisers. Advertising in KTV clubs is an innovative and unique approach that could prove to be one of the most effective methods available.

Marketing Strategy

K’s Media's marketing strategy has two aspects to it: a) sign companies with premium brands, as advertiser clients; and b) sign contracts with selected KTV clubs as advertising distribution outlets.

Advertising agreements will be signed with consumer goods companies with premium brands. K’s Media's business model offers advertisers an alternative media channel with significant coverage of high-income consumers. Examples of premium brands could include Chanel, Visa, and Remy Martin.

As selling points to these potential advertisers, K’s Media will focus on its reach into KTV clubs, the novelty of KTV clubs as a non-traditional form of advertising, the upper-scale demographics of the KTV clubs selected by K’s Media, the receptive conditions in KTV clubs to advertising effectiveness, K’s Media's proprietary software that enables reliable ad tracking, and a low "cost-per-thousand" rate compared to other forms of advertising (i.e. $1 CPM/sec vs. $3 CPM/sec).

Advertisers will be approached by K’s Media's in-house advertising sales team. K’s Media plans to recruit senior professionals from international advertising companies, as well as sales representatives from top new media companies.

K’s Media intends to sign agreements with several hundred top-ranked KTV clubs representing thousands of KTV screens.  Main club targets initially will be large flagship KTV clubs in Beijing, Shanghai, Guangzhou and other large cities.  Advertisements will be placed on screens in each room of each KTV club signed by K’s Media.

K’s Media will select KTV clubs that are frequented by high earners such as business owners and professionals with active lifestyles. Especially attractive are clubs that appeal to the top 5% of China's population by income, equal to annual income of US$70,000 or greater. K’s Media will reach these individuals by only contracting with mid-high end KTV clubs.

According to data from China's National Statistics Bureau, surveys of KTV managers and data from a KTV song ordering system, there are 1,665 mid-high end clubs with a total of approximately 60,000 rooms, in the 10 largest cities of China. These are clearly high-spending users, as the average spending per room is US$ 660 per day. Nation wide, there are about 13,000 mid-high end clubs with a daily exposure to about 1.5 million mid-high income consumers.

At an average occupancy rate of 0.7 and an average of 10 people per room, this represents a total accessible audience of 420,000 people per day (18 ad minutes to each person) or 150 million per year.

A critical component of K’s Media's marketing and distribution to KTV clubs is its partnership with Shine MultiMedia Co., Ltd. (“Shine”). Shine is one of the China’s largest KTV VOD (video on demand) system distributors with deals in over 3,000 KTV clubs and more than 100,000 KTV rooms in China. It will bundle K’s Media's proprietary CRM software with its VOD system and also pursue advertising agreements with the KTV clubs on behalf of K’s Media.  The parties have entered into a 10 year exclusive service cooperation agreement (the "Service Agreement") whereby Shine will arrange exclusive agency contracts between K's Media and KTV clubs.  Shine will also install and maintain advertisement equipment at the KTV clubs during the terms of the contracts.  K’s Media will supplement Shine's marketing efforts with its own team of KTV agents that will be responsible for signing up KTV clubs, renewing contracts, and providing other follow-up services such as media channel maintenance and ad placements.  Shine will receive a fee from K's Media for each contract executed and monthly maintenance fee for services provided by Shine over the term of each contract.  The transactions contemplated by the Service Agreement and our obligations under the Service Agreement set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Service Agreement, which is filed herewith and incorporated, by this reference.

Competition

We face significant competition in the PRC advertising industry. We will compete for advertising clients primarily on the basis of network size and coverage, location, price, the quality of our programs, the range of services that we offer and brand recognition. We compete for overall advertising spending with other alternative advertising media companies, such as Internet, street furniture, billboard and public transport advertising companies, and with traditional advertising media, such as newspapers, television, magazines and radio. We also compete for advertising dollars spent in the advertising industry. We may also face competition from new entrants into advertising in the future.

Intellectual Property

K’s Media has developed a proprietary advertising management system, CRM, which provides automated advertisement publishing, automated broadcast monitoring and automated collection of statistical data.  We have not filed for any intellectual property protection.

Regulation

K's Media carries on its business in an industry that is subject to PRC laws and regulations.  Our ability to generate revenues from advertising sales depends largely upon K's Media's ability to provide a large network of KTV screens that show our programs in KTV clubs. This, in turn, requires that we obtain Ad Licensing rights contracts to operate in KTV clubs.

Ad Licensing rights contracts have a term of five years and can be renewal at the termination. There is no assurance we will be able to retain our Ad Licensing rights contracts for our KTV screens or programs on exclusive or satisfactory terms, or at all at the expiration date. If K's Media fails to retain its Ad Licensing rights contracts, advertisers may find advertising on K's Media's network unattractive and may not wish to purchase advertising time slots on K's Media's network, which would cause our revenues to decline and our business and prospects to deteriorate in the future.

On May 22, 2006, the State Administration for Industry and Commerce, or the SAIC, amended the Provisions on the Registration Administration of Outdoor Advertisements, or the new outdoor advertisement provisions. Pursuant to the new outdoor advertisement provisions, outdoor advertisements must be registered in accordance with the local SAIC by “advertising distributors.” However, certain terms are not defined under the new outdoor advertisement provisions or other PRC laws and regulations.  To ensure that our KTV advertising operations comply with the applicable PRC laws and regulations, we are in the process of making inquiries with the local SAICs in the cities in which we intend to operate with respect to the application for an advertising registration certificate.  We intend to register with the relevant SAICs if we are required to do so, but we cannot assure you that we will obtain the registration certificate in compliance with the new outdoor advertisement provisions, or at all. If the requisite registration is not obtained, the relevant local SAICs may require us to forfeit our advertising income or may impose administrative fines on us. They may also require us to discontinue advertisements at KTV clubs where the requisite advertising registration is not obtained, which may result in a breach of one or more of our agreements with our advertising clients and materially and adversely affect our business and results of operations.

PRC advertising laws and regulations require advertisers, advertising operators and advertising distributors, including businesses such as ours, to ensure that the content of the advertisements they prepare or distribute are fair and accurate and are in full compliance with applicable law. Violation of these laws or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke a violator’s license for advertising business operations.

As an advertising service provider, we are obligated under PRC laws and regulations to monitor the advertising content that is shown on our network for compliance with applicable law. In general, the advertisements shown on our network have previously been broadcast over public television networks and have been subjected to internal review and verification of such networks. We are still required to independently review and verify these advertisements for content compliance before displaying the advertisements. In addition, if a special government review is required for certain product advertisements before they are shown to the public, we are obligated to confirm that such review has been performed and approval has been obtained. In addition, for advertising content related to certain types of products and services, such as food products, alcohol, cosmetics, pharmaceuticals and medical procedures, we are required to confirm that the advertisers have obtained requisite government approvals including the advertising client’s operating qualifications, proof of quality inspection of the advertised products, government pre-approval of the contents of the advertisement and filing with the local authorities.

Facilities

The Company currently maintains its executive offices at Suite 500 - 666 Burrard Street, Vancouver, British Columbia, V6C 3P6, Canada under a one year lease, which expires May 31, 2008.  The Company occupies this space at a nominal cost.  Executive offices for Orient Come are located at Room 810, Block C2, Oriental Plaza, No. 1, ChangAn Street, Beijing, China under a one- year lease at a cost of approximately $1,000 per month, which expires October 31, 2008.  Executive offices for K's Media are located at Room 211, No. 31, Yan Xi Street, Yan Xi Economic Zone, Huai Rou District, Beijing, China under a one-year lease at a cost of approximately $10,000 per month, which expires November 30, 2008.

Employees

Excluding our executive officers, we currently have no employees.  There are currently four (4) employees of K's Media.  We plan to recruit additional employees when K’s Media commences operations.

Risk Factors

Risks Related to Our Business

We have no operating history to provide you with an adequate basis to judge our future prospects and results of operations.

We have no operating history to provide a meaningful basis for you to evaluate our business and financial performance. It is also difficult to evaluate the viability of our KTV media network and other advertising media dedicated to the KTV market because we do not have sufficient experience to address the risks frequently encountered by early stage companies using new forms of advertising media and entering new and rapidly evolving markets. Certain members of our senior management team have worked together for only a relatively short period of time and it may be difficult for you to evaluate their effectiveness, on an individual or collective basis, and ability to address future challenges to our business.

Given our limited operating history, we may not be able to:

•	preserve our leading position in the KTV media market in China;
•	manage our relationships with KTV clubs to obtain Ad Licensing rights contracts to operate KTV media in mid-high end KTV clubs on commercially advantageous terms or at all;
•	retain and acquire advertising clients;
•	manage our relationships with third-party non-advertising content providers;
•	secure a sufficient amount of low-cost KTV screens from KTV club owners;
•	manage our expanding operations, including the integration of any future acquisitions;
•	increase and diversify our revenue sources by successfully expanding into other advertising media platforms;
•	respond to competitive market conditions;
•	maintain adequate control of our expenses; or
•	attract, train, motivate and retain qualified personnel.

If we are unsuccessful in addressing any of these risks, our business may be materially and adversely affected.

If advertisers or the viewing public do not accept, or lose interest in our KTV media network, we may be unable to generate sufficient cash flow from our operating activities and our prospects and results of operations could be negatively affected.

The market for KTV media networks in China is relatively new and its potential is uncertain. We compete for advertising spending with many forms of more established advertising media, such as television, print media, Internet and other types of out-of-home advertising. Our success depends on the acceptance of our KTV media network by advertising clients and agencies and their continuing and increased interest in this medium as a component of their advertising strategies. Our success also depends on the viewing public continuing to be receptive towards our media network. Advertisers may elect not to use our services if they believe that consumers are not receptive to our network or that our network does not provide sufficient value as an effective advertising medium. Likewise, if consumers find some element of our network to be disruptive or intrusive, KTV club owners may decide not to allow us to place our programs on KTV screens  and advertisers may view our network as a less attractive advertising medium compared to other alternatives. In that event, advertisers may determine to reduce their spending on our network and KTV advertising.

KTV advertising  is a relatively new concept in China and in the advertising industry generally. If we are not able to adequately track audience responses to our programs, we will not be able to provide sufficient feedback and data to existing and potential advertising clients to help us generate demand and determine pricing. Without improved market research, advertising clients may reduce their use of KTV advertising  and instead turn to more traditional forms of advertising that have more established and proven methods of tracking effectiveness.

If a substantial number of advertisers lose interest in advertising on our media network for these or other reasons or become unwilling to purchase advertising time slots on our network, we will be unable to generate sufficient revenues and cash flow to operate our business, and our revenues, prospects and results of operations could be negatively affected.

We derive substantially all of our revenues from the provision of KTV advertising services. If there is a downturn in the KTV advertising industry, we may not be able to diversify our revenue sources and our ability to generate revenues and our results of operations could be materially and adversely affected.

Substantially all of our historical revenues and expected future revenues have been and will be generated from the provision of KTV advertising services, in particular through the display of advertisements on KTV screens located in KTV clubs.

We do not have any current plans to expand outside this sector and enter into more advertising segments to diversify our revenue sources. As a result, if there were a downturn in the KTV advertising industry for any reason, we may not be able to diversify our revenue sources and our ability to generate revenues and our results of operations could be materially and adversely affected.

If we are unable to carry out our operations as specified in Ad Licensing rights contracts, we may be unable to expand our network coverage and our costs may increase significantly in the future.

Our ability to generate revenues from advertising sales depends largely upon our ability to provide a large network of KTV screens that show our programs in KTV clubs. This, in turn, requires that we obtain Ad Licensing rights contracts to operate in KTV clubs.

Our Ad Licensing rights contracts has a term of five years and can be renewal at the termination. There is no assurance we will be able to retain our Ad Licensing rights contracts for our KTV screens or programs on exclusive or satisfactory terms, or at all at the expiration date. If we fail to retain our Ad Licensing rights contracts, advertisers may find advertising on our network unattractive and may not wish to purchase advertising time slots on our network, which would cause our revenues to decline and our business and prospects to deteriorate in the future.

A substantial majority of our revenues will be concentrated on mid-high end KTV clubs in major cities in China. If many of these KTV clubs experiences a material business disruption, we would likely incur substantial losses of revenues.

A substantial majority of our KTV advertising revenues will be concentrated on mid-high end KTV clubs in major cities in China. A material business disruption, major construction or renovation, or a natural disaster affecting many of these KTV clubs in our network could render our advertising media in such KTV club or materially limit the locations where we can locate our KTV screens and other KTV advertising media.

If we are unable to attract advertisers to purchase advertising time on our network, we will be unable to maintain or increase our advertising fees, which could negatively affect our ability to grow our profits.

The fees we charge advertising clients and agencies for time slots on our network depend on the size and quality of our network and the demand by advertisers for advertising time on our network. We believe advertisers choose to advertise on our network in part based on the size of our network, the desirability of the locations where we have placed our KTV screens and the attractiveness of our network content. If we fail to maintain or increase the number of our displays, solidify our brand name and reputation as a quality KTV media provider, advertisers may be unwilling to purchase time on our network or to pay the levels of advertising fees we require to grow our profits.

When our advertising network of KTV screens reaches saturation in the mid-high end KTV clubs  in major cities, we may be unable to offer additional time slots to satisfy all of our advertisers’ needs, which could hamper our ability to generate higher levels of revenues and profitability over time.

When our network of KTV screens reaches saturation in any particular KTV club, we may be unable to offer additional advertising time slots to satisfy all of our advertisers’ needs. We might need to increase our advertising rates for advertising in such KTV clubs in order to increase our revenues. However, advertisers may be unwilling to accept rate increases, which could hamper our ability to generate higher levels of revenues over time.

If advertising registration certificates are not obtained for our KTV advertising operations where such registration certificates are deemed to be required, we may be subject to administrative sanctions, including the discontinuation of our advertisements at KTV clubs where the required advertising registration is not obtained.

On May 22, 2006, the State Administration for Industry and Commerce, or the SAIC, amended the Provisions on the Registration Administration of Outdoor Advertisements, or the new outdoor advertisement provisions. Pursuant to the new outdoor advertisement provisions, outdoor advertisements must be registered in accordance with the local SAIC by “advertising distributors.” However, certain terms are not defined under the new outdoor advertisement provisions or other PRC laws and regulations.

To ensure that our KTV advertising operations comply with the applicable PRC laws and regulations, we are in the process of making inquiries with the local SAICs in the cities in which we intend to operate with respect to the application for an advertising registration certificate.

We intend to register with the relevant SAICs if we are required to do so, but we cannot assure you that we will obtain the registration certificate in compliance with the new outdoor advertisement provisions, or at all. If the requisite registration is not obtained, the relevant local SAICs may require us to forfeit our advertising income or may impose administrative fines on us. They may also require us to discontinue advertisements at KTV clubs where the requisite advertising registration is not obtained, which may result in a breach of one or more of our agreements with our advertising clients and materially and adversely affect our business and results of operations.

Because we rely on third-party agencies to help source advertising clients, our failure to retain key third-party agencies or attract additional agencies on favorable terms could materially and adversely affect our revenue growth.

We will engage third-party agencies to help source advertising clients from time to time. We do not have long-term or exclusive agreements with these agencies and cannot assure you that we will maintain favorable relationships with them. If we fail to retain key third-party agencies or attract additional agencies, we may not be able to retain existing advertising clients or attract new advertisers or advertising agency clients and our business and results of operations could be materially adversely affected. Furthermore, the fees that we paid to these third-party agencies constituted a significant portion of our net. It is important therefore for us to maintain favorable commercial terms with these third-party agencies.

If we are unable to adapt to changing advertising trends and the technology needs of advertisers and consumers, we will not be able to compete effectively and we will be unable to increase or maintain our revenues, which may materially and adversely affect our business prospects and revenues.

The market for KTV advertising requires us to continuously identify new advertising trends and the technological needs of both advertisers and consumers, which may require us to develop new formats, features and enhancements for our advertising network.

We must be able to quickly and cost-effectively expand into additional advertising media and platforms beyond KTV screens if advertisers find these other media and platforms to be more attractive and cost-effective. In addition, as the advertising industry is highly competitive and fragmented with many advertising agencies exiting and emerging, we must closely monitor the trends in the advertising agency community. We must maintain strong relationships with leading advertising agencies to make certain that we are reaching the leading advertisers and are responsive to the needs of both the advertising agencies and the advertisers.

At present, we will play advertisements in our KTV clubs on their KTV screens. In the future, we may use other technologies to place our advertising program. We may be required to incur development and acquisition costs in order to keep pace with new technology needs but we may not have the financial resources necessary to fund and implement future technological innovations or to replace obsolete technology. Furthermore, we may fail to respond to these changing technology needs. For example, if the use of VOD system changed, and we fail to implement such changes on our network or fail to do so in a timely manner, our competitors or future entrants into the market who take advantage of such initiatives could gain a competitive advantage over us.

If we cannot succeed in defining, developing and introducing new formats, features and technologies on a timely and cost-effective basis, advertising demand for our advertising network may decrease and we may not be able to compete effectively or attract advertising clients, which would have a material and adverse effect on our business prospects and revenues.

We face significant competition in the PRC advertising industry, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

We face significant competition in the PRC advertising industry. We compete for advertising clients primarily on the basis of network size and coverage, location, price, the quality of our programs, the range of services that we offer and brand recognition. We compete for overall advertising spending with other alternative advertising media companies, such as Internet, street furniture, billboard and public transport advertising companies, and with traditional advertising media, such as newspapers, television, magazines and radio. We also compete for advertising dollars spent in the advertising industry. We may also face competition from new entrants into advertising in the future.

Significant competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater brand recognition, financial, marketing or other resources and may be able to mimic and adopt our business model. In addition, several of our competitors have significantly larger advertising networks than we do, which gives them an ability to reach a larger number of overall potential consumers and which make them less susceptible to downturns in particular sectors, such as KTV network. Moreover, significant competition will provide advertisers with a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits. We cannot assure you that we will be able to successfully compete against new or existing competitors.

Our results of operations are subject to fluctuations in the demand for entertaining in KTV clubs, which is affected by, among other things, general economic conditions, health epidemics and a decrease in the demand for entertaining in KTV clubs may make it difficult for us to sell our advertising time slots.

Our results of operations are directly linked to the fortunes of the KTV night club industry. Demand for entertaining in KTV clubs is susceptible to downturns in the economy. In addition, among other things, health epidemics could lead to a reduction in the growth of the KTV entertainment industry in China.

Mid-high income consumers are one of the primary drivers of the KTV entertainment industry. In times of economic growth, as in recent years in China, KTV entertainment industry tends to increase. Conversely, in times of economic downturn, KTV entertainment industry tends to decrease significantly. In the event of an economic downturn, overall KTV consumers would likely to decrease.

Our business could be materially and adversely affected by the effect of a health epidemic. Any prolonged recurrence of avian flu, SARS, or another epidemic or outbreak in China may have a material adverse effect on KTV clubs industry in China. From 2005 to 2007, there have also been reports on the occurrence of avian flu in various parts of China, including a few confirmed human cases and deaths.

A new outbreak of SARS or increased outbreaks of avian flu may result in health or other government authorities requiring the closure of our offices or other businesses, including KTV clubs which is where we provide our advertising services. A health epidemic could result in a significant drop in demand for entertaining at KTV clubs and ultimately limit our advertising services, severely disrupt our business operations and adversely affect our financial condition and results of operations.

A decrease in demand for our advertising services may materially and adversely affect our ability to generate revenues, our financial condition and results of operations.

Demand for our advertising services, and the resulting advertising spending by our clients, may fluctuate due to changes in general economic conditions and advertising spending typically decreases during periods of economic downturn.

Our clients may reduce the money they spend to advertise on our network for a number of reasons, including:

•	a general decline in economic conditions;
•	a general decline in the number of consumers in KTV clubs;
•	a decline in economic conditions in the particular cities where our network are located;
•	a decision to shift advertising expenditures to other available advertising media; and
•	a decline in advertising spending in general.
A decrease in demand for advertising media in general and for our advertising services in particular would materially and adversely affect our ability to generate revenues from our advertising services, and our financial condition and results of operations.

If we fail to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our expansion strategies or meet the demands of our advertising clients.

We must continue to expand our operations to meet the demands of advertisers for a larger and more diverse network coverage. To accommodate our growth, we anticipate that we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems, all of which require substantial management efforts.

We also will need to continue to expand, train, manage and motivate our workforce as well as manage our relationships with KTV clubs and third-party, advertising agencies. We must add sales and marketing offices and personnel to service relationships with new KTV clubs that we will aim to add as part of our network. As we add new KTV screens and other media platforms, we will need to incur greater maintenance costs to maintain our equipment.

All of these endeavors will require substantial managerial efforts and skill, as well as the incurrence of additional expenditures. We cannot assure you that we will be able to manage our growth effectively, and we may not be able to take advantage of market opportunities, execute our expansion strategies or meet the demands of our advertising clients.

Future acquisitions may have an adverse effect on our ability to manage our business.

We may acquire businesses, technologies, services or products, which are complementary to our core KTV media, network business. Future acquisitions may expose us to potential risks, including risks associated with:

•	the integration of new operations, services and personnel;
•	unforeseen or hidden liabilities;
•	the diversion of resources from our existing business and technology;
•	our potential inability to generate sufficient revenue to offset new costs;
•	the expenses of acquisitions; or
•	the potential loss of or harm to relationships with both employees and advertising clients resulting from our integration of new businesses.
Any of the potential risks listed above could have a material and adverse effect on our ability to manage our business, our revenues and net income.

We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by us, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on our assets that would restrict our operations. The sale of additional equity securities could result in additional dilution to our shareholders.

Our business depends substantially on the continuing efforts of our senior executives, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the services of our senior executives and other key employees. We rely on their industry expertise, their experience in our business operations and sales and marketing, and their working relationships with our employees, our other major shareholders, our advertising clients, KTV clubs and relevant government authorities.

If one or more of our senior executives were unable or unwilling to continue in their present positions, we might not be able to replace them easily or at all. If any of our senior executives joins a competitor or forms a competing company, we may lose clients, suppliers, key professionals and staff members.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

We may need additional capital, which, if obtained, could result in dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

We may require additional cash resources due to changed business conditions or other future developments. If our current sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, securities of alternative advertising media companies;
•	conditions of the U.S. and other capital markets in which we may seek to raise funds;
•	our future results of operations, financial condition and cash flows;
•	PRC governmental regulation of foreign investment in advertising services companies in China;
•	economic, political and other conditions in China; and
•	PRC governmental policies relating to foreign currency borrowings.
We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

We may be subject to, and may expend significant resources in defending against, government actions and civil suits based on the content we provide through our KTV media network.

Civil claims may be filed against us for fraud, defamation, subversion, negligence, copyright or trademark infringement or other violations due to the nature and content of the information displayed on our network. If consumers find the content displayed on our network to be offensive, KTV clubs may seek to hold us responsible for any consumer claims or may terminate their relationships with us. Offensive and objectionable content and legal standards for defamation and fraud in China are less defined than in other more developed countries and we may not be able to properly screen out unlawful content.

In addition, if the security of our content management system is breached and unauthorized images, text or audio sounds are displayed on our network, viewers or the PRC government may find these images, text or audio sounds to be offensive, which may subject us to civil liability or government censure despite our efforts to ensure the security of our content management system. Any such event may also damage our reputation. If our advertising viewers do not believe our content is reliable or accurate, our business model may become less appealing to viewers in China and our advertising clients may be less willing to place advertisements on our network.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, may materially disrupt our business.

There is no assurance that our displays or other aspects of our business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. Although we are not aware of any such claims, we may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives. In addition, we may incur substantial expenses and diversion of management time in defending against these third-party infringement claims, regardless of their merit. Successful infringement or licensing claims against us may result in substantial monetary liabilities, which may materially and adversely disrupt our business.

We do not have any business liability, disruption or litigation insurance, and any business disruption or litigation we experience might result in our incurring substantial costs and the diversion of resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products and do not, to our knowledge, offer business liability insurance. While business disruption insurance is available to a limited extent in China, we have determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, except for fire insurance, we do not have any business liability, disruption or litigation insurance coverage for our operations in China. Any business disruption or litigation may result in our incurring substantial costs and the diversion of resources.

Risks Related to Regulation of Our Business and to Our Structure

Compliance with PRC advertising laws and regulations may be difficult and could be costly, and failure to comply could subject us to government sanctions.

PRC advertising laws and regulations require advertisers, advertising operators and advertising distributors, including businesses such as ours, to ensure that the content of the advertisements they prepare or distribute are fair and accurate and are in full compliance with applicable law. Violation of these laws or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke a violator’s license for advertising business operations.

As an advertising service provider, we are obligated under PRC laws and regulations to monitor the advertising content that is shown on our network for compliance with applicable law. In general, the advertisements shown on our network have previously been broadcast over public television networks and have been subjected to internal review and verification of such networks. We are still required to independently review and verify these advertisements for content compliance before displaying the advertisements. In addition, if a special government review is required for certain product advertisements before they are shown to the public, we are obligated to confirm that such review has been performed and approval has been obtained. In addition, for advertising content related to certain types of products and services, such as food products, alcohol, cosmetics, pharmaceuticals and medical procedures, we are required to confirm that the advertisers have obtained requisite government approvals including the advertising client’s operating qualifications, proof of quality inspection of the advertised products, government pre-approval of the contents of the advertisement and filing with the local authorities.

We endeavor to comply with such requirements, including by requesting relevant documents from the advertisers. However, we cannot assure you that each advertisement that an advertiser or advertising agency client provides to us and which we include in our network programs is in compliance with relevant PRC advertising laws and regulations or that the supporting documentation and government approvals provided to us by our advertising clients in connection with certain advertising content are complete. Although we employ qualified advertising inspectors who are trained to review advertising content for compliance with relevant PRC laws and regulations, the content standards in the PRC are less certain and less clear than in those in more developed countries such as the U.S. and we cannot assure you that we will be able to properly review the content to comply with the standards imposed on us with certainty.

If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the advertising industry and in the operating of non-advertising content, we could be subject to severe penalties.

Substantially all of our operations are conducted through our contractual arrangements with our consolidated variable interest entity in China, K’s Media. Though PRC regulations currently permit 100% foreign ownership of companies that provide advertising services, any foreign entities that invest in the advertising services industry are required to have at least three years of direct operations in the advertising industry outside of China. In addition, PRC regulations currently prohibit foreign investment in the production and operation of any non-advertising content. We do not currently directly operate an advertising business outside of China and thus cannot qualify under PRC regulations until three years after we commence any such operations outside of China or until we acquire a company that has directly operated an advertising business outside of China for the required period of time. Accordingly, our subsidiary, Orient Come is currently ineligible to apply for the required licenses for providing advertising services in China.

Our advertising business is primarily provided through our contractual arrangements with our consolidated variable interest entity in China - K’s Media. K’s Media is owned by Yong  Lu and James Wei, all PRC citizens. James Wei is a director of the Company.  Our variable interest entity is the company through which we provide advertising services in China. It directly operates our advertising network, enters into Ad Licensing rights contracts and sells advertising time slots to our clients. We expect to continue to depend on our variable interest entities to operate our advertising business. We have entered into contractual arrangements with our variable interest entity, pursuant to which we, through Orient Come, provide technical support and consulting services to our variable interest entity. In addition, we have entered into agreements with our variable interest entity and each of their shareholders, which provide us with the substantial ability to control our variable interest entity. For a description of these contractual arrangements, see “Corporate Structure” and “Related Party Transactions.”

Under the Equity Pledge Agreements, the shareholders of our variable interest entity pledged their equity interests in our variable interest entity to Orient Come. This pledge was duly created by recording the pledge on Orient Come’s register of shareholders in accordance with the PRC Security Law, and is currently effective. According to the PRC Property Rights Law, however, the effectiveness of such pledge will depend on whether the pledge is registered with the relevant administration for industry and commerce. Orient Come will register such pledge when the administration for industry and commerce implements registration procedures in accordance with the PRC Property Rights Law in the future. Although we believe that Orient Come will be able to register the pledge, we cannot assure you that will be the case and if Orient Come is unable to do so, the effectiveness of such pledge may be affected.

If we or any of our variable interest entity are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the SAIC, which regulates advertising companies, and the State Administration of Radio, Film or Television, or the SARFT, would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of our PRC subsidiaries and affiliates;
•	discontinuing or restricting our PRC subsidiaries’ and affiliates’ operations;
•	imposing conditions or requirements with which we or our PRC subsidiaries and affiliates may not be able to comply;
•	requiring us or our PRC subsidiaries and affiliates to restructure the relevant ownership structure or operations; or
•	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.
The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with K’s Media and shareholders of K’s Media for a substantial portion of our China operations, which may not be as effective as direct ownership in providing operational control.

We rely on contractual arrangements with K’s Media and Shareholders of K’s Media to operate our advertising business. For a description of these contractual arrangements, see “Corporate Structure” and “Related Party Transactions.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entity. Under the current contractual arrangements, as a legal matter, if our variable interest entity or their shareholders fail to perform their respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you to be effective.

Many of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, which may make it difficult to exert effective control over our variable interest entity, and our ability to conduct our business may be negatively affected.

Contractual arrangements we have entered into among our subsidiaries and variable interest entity may be subject to scrutiny by the PRC tax authorities and a finding that we owe additional taxes or are ineligible for our preferential tax treatment, or both, could substantially increase our taxes owed, and reduce our net income and the value of your investment.

Under PRC law, arrangements and transactions among related parties may be audited or challenged by the PRC tax authorities. If any of the transactions we have entered into among Orient Come and our variable interest entity are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to assess penalties.

Changes in laws and regulations governing KTV advertising or otherwise affecting our business in China may result in substantial costs and diversion of resources and may materially and adversely affect our business prospects and results of operations.

There are no existing PRC laws or regulations that specifically define or regulate air travel advertising. It has been reported that the relevant PRC government authorities are currently considering adopting new regulations governing air travel television advertising. We cannot predict the timing and effects of such new regulations. Changes in laws and regulations governing the content of air travel advertising, our business licenses or otherwise affecting our business in China may result in substantial costs and diversion of resources and may materially and adversely affect our business prospects and results of operations.

The contractual agreements between Orient Come and Chinese Advertisement Company may not be as effective in providing operational control as direct ownership of these businesses and may be ineffective to permit consolidation of the financial results of the business.
We depend on Chinese Advertisement Company, an operating company in which we have no equity ownership interest, for substantially all of our operations, revenues and net income, and must rely on our Exclusive Business Cooperation Agreement to control and operate our business. Although we have been advised by PRC legal counsel that after completion of certain registration procedures our contractual arrangements with the operating company are valid, binding and enforceable under PRC laws and regulations, these contractual agreements may not be as effective in providing and maintaining control over the operating company and its business operations as direct ownership of these businesses. For example, we may not be able to take control of Chinese Advertisement Company upon the occurrence of certain events, such as the imposition of statutory liens, judgments, court orders, death or incapacity. Furthermore, if the operating company and its shareholders fail to perform as required under the Exclusive Business Cooperation Agreement, we will have to rely on the PRC legal system to enforce those agreements, and due to the uncertainties that exist under PRC law about its structure, there is no guarantee that we will be successful in an enforcement action and any action could result in the disruption of our business, damage to our reputation, diversion of our resources and significant costs. In addition, the PRC government may propose new laws or amend current laws that may be detrimental to our current contractual agreements with the operating company, which may in turn have a material adverse effect on our business operations.

As stated above we do not have an equity interest in Chinese Advertisement Company, as current PRC regulations restrict ownership of companies operating in the advertising services, any foreign entities that invest in the advertising services industry are required to have at least three years of direct operations in the advertising industry outside of China. In addition, PRC regulations currently prohibit foreign investment in the production and operation of any non-advertising content. We do not currently directly operate an advertising business outside of China and thus cannot qualify under PRC regulations until three years after we commence any such operations outside of China or until we acquire a company that has directly operated an advertising business outside of China for the required period of time. Our subsidiary, Orient Come is currently ineligible to apply for the required licenses for providing advertising services in China. Accordingly, we have entered into an Exclusive Business Cooperation Agreement with Chinese Advertisement Company. As a result of Orient Come’s contractual relationship with Chinese Advertisement Company, we have secured significant rights to influence Chinese Advertisement Company business operations, policies and management, to approve all matters requiring shareholder approval, and the right to receive 80% of income earned by Chinese Advertisement Company. In addition, to ensure that Chinese Advertisement Company and its shareholders perform certain obligations under their contractual arrangements, the Chinese Advertisement Company shareholders have pledged to Orient Come all of their equity interests in Chinese Advertisement Company. Based on the contractual relationship with Chinese Advertisement Company, we have determined: (i) A variable interest entity has been created in accordance with FASB Interpretations - FIN 46(R): Consolidation of Variable Interest Entities (as amended)(“FIN 46(R)”). Under FIN 46(R), we will present Chinese Advertisement Company as a subsidiary in our consolidated financial statements. and (ii) That the results of operations of Chinese Advertisement Company be consolidated with that of the Company based on Emerging Issue Task Force 97-2 (“EITF 97-2”): Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements. Under EITF 97-2 Orient Come believes that they have established a controlling financial interest in Chinese Advertisement Company through the Business Cooperation Agreement. A controlling financial interest exists if, for a requisite period of time, Orient Come has control over and a financial interest in Chinese Advertisement Company.

Risks Related to Doing Business in China

Adverse changes in the political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and have a material adverse effect on our competitive position.

Substantially all of our assets are located in China and substantially all of our revenues will be derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments of China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;
•	the level of development;
•	the growth rate;
•	the control of foreign exchange; and
•	the allocation of resources.
While the Chinese economy has experienced significant growth in the past 25 years, growth has been uneven both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may also have a negative effect on us. We cannot predict the future direction of political or economic reforms or the effects such measures may have on our business, financial position or results of operations. Any adverse change in the political or economic conditions in China, including changes in the policies of the PRC government or in laws and regulations in China, could have a material adverse effect on the overall economic growth of China and in the KTV advertising industry. Such developments could have a material adverse effect on our business, lead to reduction in demand for our services and materially and adversely affect our competitive position.

Uncertainties with respect to the PRC legal system could limit the legal protections available to us or result in substantial costs and the diversion of resources and management attention.

We conduct our business primarily through K’s Media, which is subject to PRC laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly-foreign owned companies. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit the legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and the diversion of resources and management attention.

Fluctuations in exchange rates may have a material adverse effect on your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The conversion of RMB into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an average approximately 8.0% appreciation of the RMB against the U.S. dollar between July 21, 2005 and June 30, 2007. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

The reporting and functional currency of our parent company is the U.S. dollar. However, substantially all of the revenues and expenses of our consolidated operating subsidiaries and affiliate entities are denominated in RMB. Substantially all of our sales contracts will be denominated in RMB and substantially all of our costs and expenses is denominated in RMB. The net proceeds from this offering will be denominated in U.S. dollars. Fluctuations in exchange rates, primarily those involving the U.S. dollar, may affect the relative purchasing power of these proceeds and our balance sheet and earnings per share in U.S. dollars following this offering. In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue after this offering, which will be exchanged into U.S. dollars and earnings from, and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited so that we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Restrictions on currency exchange may limit our ability to receive and use our revenues or financing effectively.

Substantially all of our revenues and expenses will be denominated in RMB. If our RMB-denominated revenues increase or RMB-denominated expenses decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations.

Foreign exchange transactions by our subsidiary and variable interest entity in China under capital accounts continue to be subject to significant foreign exchange controls and require the approval of, or registration with, PRC governmental authorities. In particular, if we or other foreign lenders make foreign currency loans to our subsidiaries or variable interest entity in China, these loans must be registered with the SAFE, and if we finance them by means of additional capital contributions using, for instance, proceeds from this offering, these capital contributions must be approved or registered by certain government authorities including the SAFE, the Ministry of Commerce or their local counterparts. These limitations could affect the ability of these entities to obtain foreign exchange through debt or equity financing, and could affect our business and financial condition.

Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents and registration requirements for employee stock ownership plans or share option plans may subject our PRC resident beneficial owners or the plan participants to personal liability, limit our ability to inject capital into our PRC subsidiaries, limit our subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

SAFE recently promulgated regulations that require PRC residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies, will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file or update the registration with the local branch of SAFE, with respect to that offshore company, any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long-term equity or debt investment or creation of any security interest. Moreover, the PRC subsidiaries of that offshore company are required to urge the PRC resident shareholders to update their SAFE registration with the local branch of SAFE when such updates are required under applicable SAFE regulations. If any PRC shareholder fails to make the required SAFE registration or file or update the registration, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We cannot provide any assurances that all of our shareholders who are PRC residents will make or obtain any applicable registrations or approvals required by these SAFE regulations. The failure or inability of our PRC resident shareholders to comply with the registration procedures set forth therein may subject us to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiaries’ ability to distribute dividends or obtain foreign-exchange-dominated loans to our company.

As it is uncertain how the SAFE regulations will be interpreted or implemented, we cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operations and financial condition. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the SAFE regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

In December 2006, the People’s Bank of China promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, or the PBOC Regulation, setting forth the respective requirements for foreign exchange transactions by PRC individuals under either the current account or the capital account. In January 2007, SAFE issued implementing rules for the PBOC Regulation, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen’s participation in the employee stock ownership plans or stock option plans of an overseas publicly-listed company. On March 28, 2007, SAFE promulgated the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas-Listed Company, or the Stock Option Rule. Under the Stock Option Rule, PRC citizens who are granted stock options by an overseas publicly-listed company are required, through a PRC agent or PRC subsidiary of such overseas publicly-listed company, to register with SAFE and complete certain other procedures. We and our PRC employees who might be granted stock options in the future will be subject to the Stock Option Rule. If we or our PRC optionees fail to comply with these regulations, we or our PRC optionees may be subject to fines and legal sanctions.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we conduct a substantial portion of our operations in China and the majority of our directors and officers reside outside the United States.

We will conduct a substantial portion of our operations in China. A majority of our directors and officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We may have difficulty establishing adequate management, legal and financial controls in the People's Republic of China.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.  We may have difficulty establishing management, legal and financial controls in the PRC.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business.  Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Risks Related to the Common Stock

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our common stock, which is listed on the Over-the-Counter Bulletin Board, and there can be no assurance that a trading market will develop further or be maintained in the future.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our Common Stock is considered “penny stock.”

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore is a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION OR PLAN OF OPERATIONS

Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Form 8-K.

Company Overview

Prior to the Acquisition, we were a public “shell” company with nominal assets. We were incorporated in the State of Nevada in April 14, 2006 and engaged in the business of conducting research in the form of exploration of the property. In September 2007, a review of the aeromagnetics of our property shows no apparent anomalies and the geologist recommend no further work on this property. Our management then began to pursue an acquisition strategy, whereby we sought to acquire business that provides room for growth.

As a result of the Acquisition, we are a media company that will target high end consumers in China by placing premium brand advertising in "KTV" clubs on behalf of top-tier consumer products clients. KTV clubs are popular entertainment establishments in Asia that rent private rooms containing karaoke singing equipment, typically to groups of friends and business colleagues.

Critical Accounting Policies

We prepare our financial statements in accordance with generally accepted accounting principles in the United States. In doing so, we have to make estimates and assumptions that affect our reported amount of assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on historical data and trends and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. We do not believe that there are any critical or significant accounting estimates included in the condensed consolidated financial statements.

Revenue Recognition. We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company: our revenues from the sale of products and services are recorded when the goods are shipped, or services have been performed, title passes, and collectibility is reasonably assured.

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Foreign Currency Translation. Our functional currency is the Chinese Renminbi (“RMB”). Our financial statements are translated to United Stated dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders' equity as other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People’s Bank of China.

On July 21, 2005, the central government of China allowed the RMB to fluctuate, ending its decade old valuation peg to the U.S. dollar. The new RMB rate reflects approximately a 2% increase in value against the U.S. dollar. Historically, the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. We do not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

Plan of Operations

K’s Media intends to sign advertising agreements with companies in the cosmetics, beverage, automobile and other consumer goods sectors. K’s Media also intends to sign advertisement placement agreements with top KTV chains in Beijing, Shanghai, Guangzhou, Shenzhen, Hangzhou and other major Chinese cities. K’s Media will then promote its clients brands at the KTV clubs via advertising and promotional events.  K’s Media intends to sign agreements with several hundred top-ranked KTV clubs representing thousands of KTV screens.  Main club targets initially will be large flagship KTV clubs in Beijing, Shanghai, Guangzhou and other large cities.  Advertisements will be placed on screens in each room of each KTV club signed by K’s Media.  A critical component of K’s Media's marketing and distribution to KTV clubs is its partnership with Shine. Shine will bundle K’s Media's proprietary CRM software with its VOD system and also pursue advertising agreements with the KTV clubs on behalf of K’s Media.  The parties have entered into the Service Agreement whereby Shine will arrange exclusive agency contracts between K's Media and KTV clubs.  Shine will also install and maintain advertisement equipment at the KTV clubs during the terms of the contracts.  K’s Media will supplement Shine's marketing efforts with its own team of KTV agents that will be responsible for signing up KTV clubs, renewing contracts, and providing other follow-up services such as media channel maintenance and ad placements.  Shine will receive a fee from K's Media for each contract executed and monthly maintenance fee for services provided by Shine over the term of each contract.

At October 31, 2007 (on a pro forma consolidated basis we had cash of approximately $1,354,000 and working capital of approximately $1,311,000. Our cash includes cash on hand and demand deposits in accounts maintained with Standard Charter Bank in Hong Kong and state-owned banks within the PRC.  We believe that our existing cash will be sufficient to satisfy our current level of operations for the next 12 months.  As our business develops we intend to purchase computer equipment and monitoring systems.  We may also engage additional personnel.  We may need to raise additional capital through future debt or equity financings to fund our growth.

The condensed consolidated financial statements included as exhibits to this report have been prepared assuming that the Company, Orient Come and K's Media will continue as a going concern.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined by rules recently enacted by the Financial Accounting Standards Board, and accordingly, no such arrangements are likely to have a current or future effect on our financial position, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Description of Securities

Common Stock

We have 100,000,000 authorized shares of common stock, $0.00001 par value per share, of which 31,587,000 shares of common stock are issued and 21,087,000 shares of common stock are outstanding. Each holder of shares of common stock is entitled to one vote per share at stockholders' meetings. Our Articles of Incorporation do not provide for cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive, pro rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of common stock are paid for, fully paid and non-assessable.

Preferred Stock

We have 100,000,000 authorized shares of preferred stock par value $0.00001 per share. No preferred stock has been issued.

Market Price of and Dividends on Common Equity and Other Shareholder Matters.

There is no change in the market for our securities as a result of the Acquisition. Our common stock is quoted on the OTCBB under the symbol “KGLK.OB”. There is a limited active trading market in our securities.  The following table shows by each fiscal quarter the range of high and low bid quotations reported by the OTCBB in each fiscal quarter from August 2007 through the date of this report. The OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  The closing bid quotation price of our common stock on December 14, 2007 was $0.33.

2007	High		Low
First Quarter	$	N/A	$	N/A
Second Quarter		N/A		N/A
Third Quarter		0.33		0.01
Fourth Quarter		0.33		0.01

As of December 10, 2007, there were approximately 45 holders of record of our Common Stock.

We have never paid any dividends and we plan to retain earnings, if any, for use in the development of the business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Equity Compensation Plan Information

We don’t have any equity compensation plans as of the date of this report.

Legal Proceedings

 We are not a party to any material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

Recent Sales of Unregistered Securities

See Item 3.02 below.

Indemnification of Directors and Officers

The Company's Certificate of Incorporation, as amended, provides that the Company must, to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify all persons whom it has the power to indemnify from and against all expenses, liabilities or other matters. The Company's By-laws further provide that the Company must indemnify its directors, officers, employees and agents to the fullest extent permitted by the Nevada General Corporation Law and provides for the advancement of expenses incurred by such persons in advance of final disposition of any civil or criminal action, suit or proceeding, subject to repayment if it is ultimately determined that he or she was not entitled to indemnification. The indemnification and advancement of expenses provided in the By-laws are expressly deemed to not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may otherwise be entitled.

Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this report (after giving effect to the Acquisition and Share Exchange Agreement) by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of the date of this report, we had 21,087,000 shares of common stock issued and outstanding.  Unless otherwise provided below, addresses for each shareholder is Suite 500 – 666 Burrard Street, Vancouver, British Columbia, V6C 3P6, Canada.  Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  The information below excludes 10,500,000 shares held in escrow subject to the Escrow Agreement.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock
Ke Wang(1)	900,000	4.3%
Jake Wei	-0-	-0-%
James Wei	-0-	-0-%
Yan Zhuang	-0-	-0-%
Wendy Shi	1,500,000	7.1%
Xin Chen	1,500,000	7.1%
Team Step Investment Limited(2)	1,800,000	8.5%
Chance Smart Holdings Limited(3)	1,700,000	8.1%
Progress Mind Holdings Limited(4)	1,650,000	7.8%
Market Group Limited(5)	1,700,000	8.1%
High Grow Development Group Limited(6)	1,800,000	8.5%
Sino Return Holdings Limited(7)	2,000,000	9.5%
Ample Sun Development(8)	1,500,000	7.1%
Pride Dragon Group Limited(9)	1,950,000	9.3%

All Directors, Executive Officers and Director Nominees, as a group	900,000	4.3%

(1)	Includes 900,000 shares held by Protégé Capital Limited, Room 810, Tower C2, Oriental Plaza, 1 East Chang An Avenue, Beijing China. Ke Wang is the majority shareholder of Protégé Capital Limited.
(2)	Address is 5A-56, No. 21 Lane, WuYi Garden, TongZhou, Beijing, China. Voting control is held by Yi Cao.
(3)	Address is Room A506, Tian Yuan Apartment, Jian Gong Xi Li, Xuan Wu District, Beijing, P.R. China. Voting control is held by Enlai Wang.
(4)	Address is Room F, 1st Floor, Building No. 4, Xi Meng Peng Yuan, No. 2 Bei Jia Di Road, Feng Tai District, Beijing, China. Voting control is held Yourong Li.
(5)	Address is Blk B, 251 Des Veoux Road West, Sai Ying Pun, Hong Kong. Voting control is held by Jiande Lu.
(6)	Address is Room 2302, 23/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong. Voting control is held by Qiming Xu.
(7)	Address is Room 1610, 16/F Wellborne Commercial Center, 8 Java Road, North Point, Hong Kong. Voting control is held by Tianhui Ying.
(8)	Address is Flt B, 19/F TungHip Commercial Building, 244-252 Des Voeux Road, Central, Hong Kong. Voting control is held by Guiying Ding.
(9)	Address is 3-3-502 PuAnli, FengTai, Beijing, China. Voting control is held by Jing Li.

Item 3.02 Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, in connection with the Acquisition, we issued 13,000,000 shares of our common stock to the Orient Come Shareholders’ designated parties. We issued 2,000,000 shares of our common stock to Sino Return Holdings Limited, a non-affiliate party as finder’s fee. In connection with the Share Exchange Agreement, we issued an aggregate of 10,500,000 shares of our common stock to the Shareholders of K’s Media. These Escrow Shares had been deposited into an escrow account with an escrow agent. We received in exchange from the Orient Come’s Shareholders 2 shares of Orient Come, representing 100% of the issued and outstanding shares of Orient Come, which exchange resulted in Orient Come becoming our wholly-owned subsidiary. We relied on the status of Orient Come and all the designated parties by Orient Come’s shareholders as an offshore entity, incorporated in the British Virgin Islands, in claiming an exemption from registration of the shares under Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”) in the sale of 13,000,000 of the shares to Orient Come Shareholders’ designated parties. We relied on the status of Shareholders of K’s Media, an offshore entity, incorporated under the Laws of the Peoples Republic of China, in claiming an exemption from registration of the shares under Regulation S promulgated under the Securities Act in the sale of 10,500,000 of the shares to Shareholders of K’s Media.

Item 5.01 Changes in Control of the Registrant

On the Closing Date, we consummated the transactions contemplated by the Share Exchange Agreement, pursuant to which we acquired 2 ordinary shares of Orient Come, representing all of the issued and outstanding shares of Orient Come, in exchange for the issuance in the aggregate of 13,000,000 shares of our common stock to the Orient Come’s Shareholders’ designated parties, representing approximately 62% of our shares of common stock issued and outstanding. We also agreed to issue 10,500,000 shares of our common stock to Shareholders of K’s Media, representing approximately 33% of our shares of common stock issued and outstanding, assuming such shares are released from escrow.

Other than the transactions and agreements disclosed in this Form 8-K, we know of no other arrangements, which may result in a change in control.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

At the Closing, Mr. Jake Wei resigned as Chief Executive Officer and Mrs. Wendy Shi resigned as Chief Financial Officer and director.  In addition, Mr. Xin Chen and Ms. Wendy Shi resigned as directors effective on the 10th day after mailing of a Schedule 14f-1 statement to our stockholders.  Mr. Jake Wei will remain as director.  Our Board of Directors appointed Mr. Ke Wang to serve as Chairman, Mr. James Wei to serve as director and Mr. Yan Zhuang to serve as director, such appointments effective on the 10th day after mailing of a Schedule 14f-1 statement to our stockholders.  Mr. Wang, Mr. James Wei and Mr. Zhuang, once their nominations are effective, will serve on the Board of Directors and shall hold office until the next election of directors by stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.  Mr. Yan Zhuang will serve as Chief Executive Officer.  Mr. Jake Wei shall serve as Chief Financial Officer.  The Schedule 14f was mailed on January 10, 2008.

Set forth below is information regarding our current directors, executive officers and director nominees.

Name	Age	Position
Ke Wang	27	Chairman
Yan Zhuang	44	Chief Executive Officer and Director
Jake Wei	38	Chief Financial Officer and Director
James Wei	34	Director

Ke Wang

Mr. Wang founded and was the majority major shareholder of Evers Motion Technology from June 2001 through December 2005.  Evers Motion Technology was a motion picture company located in Beijing, China.  He was also the founder and majority shareholder of  Denis & Ke Consulting, a business consulting firm in China from November 2003 through December 2006.  Since March 2007, he has served as Managing Director and Chief Investment Officer for Protégé Capital Ltd., an investment company located in Beijing, China.  Mr. Wang has a Bachelor degree with First Class Honors from Dublin Business School in Ireland.

Yan Zhuang

Mr. Zhuang has over 20 years of marketing and general management experience with both entrepreneur and multi-national companies in the areas of consulting, telecom and media business.  Since 2005 Mr.  Zhuang has served as the Senior Vice President of Hands-On Mobile Ltd. in Asia.  From 2000 through June 2005 Mr. Zhuang served Motorola for five years as the Director of marketing for Asia.  Mr. Zhuang received a Bachelor's degree in Telecom from University of Northern Jiao Tong in China and also holds a PhD degree in Statistics and a Master's degree in Marketing from University of Guelph in Canada.

Jake Wei

Mr. Wei has an extensive background in the management of information technology and media companies located in China.  From 1992 through 1997, Mr. Wei was the President of Beijing Xinhai Technology Development Corp. From 2002 to 2006, Mr. Wei served as president of Beijing Quicknet Technology Development Corp., a mobile service provider. Since 2006, Mr. Wei has served as the President of Greater China Media and Entertainment Corp., a media and entertainment company in China. In his role as president, he oversaw a team of over 200 employees, supervising sales/distribution channels, marketing plans and initiatives, product and application development, customer service and system operations.  Mr. Wei has a Bachelors of Science degree in Computer Science from Beijing University of Technology in 1991.  Jake Wei is the brother of James Wei.

James Wei

Mr. Wei has served as director and president of China YOUTV Corp., an international company located in Beijing, China since March 2007.  Since 2005 Mr. Wei has served as CEO and chairman of the board of directors of HuaJu NetMedia, an Internet company that provides online video viewing services, located in Beijing, China.  Mr. Wei served as Vice President for Beijing XinHai Technology Development Corp., one of the first Internet Service Providers in China, from 2000 to 2004.  James Wei is the brother of Jake Wei.

Management of K's Media

The key employees of K's Media are set forth below.  These individuals will receive a majority of Escrow Shares in the event that the performance thresholds referenced above and under the Escrow Agreement are met.

Yan Zhuang

Mr. Zhuang serves as the Company's Chief Executive Officer and is a member of the Company's board of directors.  Mr. Zhuang's biographical information is provided above.

Yong Lu

Mr. Lu has over ten years of sales and management experience, in the area of IT, telecom and media business.  Mr. Lu is the co-founder of Magus Soft Co., Ltd., a mobile media company that merged with Hands-On Mobile in 2004.  Mr. Lu currently serves as senior manager for Hands-On Mobile.  Mr. Lu holds a Bachelor's degree in Art from Zhongshan University, China and received his MBA from China Europe International Business School (CEIBS) in 1997.

Lin Chang

Mr. Chang has over seven years of technical and management experience, in the area of IT, telecom and media business.  Mr. Chang is the co-founder of Magus Soft, a mobile media company that merged with Hands-On Mobile in 2004.  Mr. Chang currently serves as senior manager for Hands-On Mobile.  Mr. Chang holds a Bachelor's degree in Computer science and Software from Beijing University.

LiHong Wu

Since 2003, Mr. Wu has served as the deputy general manager of King View Media, a company utilizing digital TV network as new media and advertising channel in restaurants, bars, public transportation system and taxis in Beijing, China.  Under Mr. Wu's leadership, the company has successfully developed a large digital TV network as a new media and advertising channel in restaurants, bars, public transportation system and taxis in Beijing.  Mr. Wu holds an EMBA degree from Beijing University and a Bachelor's degree in TV/Radio Media Management from Beijing Broadcasting Institute.  Mr. Wu is a senior media professional with extensive experience in program hosting and production in TV stations.

Summary Compensation of Named Executive Officers

During each of the last two fiscal years, none of our officers received a salary or bonus. None of the officers of Orient Come or K's Media have received compensation since inception of these entities.  Our executive officers and/or their respective affiliates may be reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than our Board of Directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Compensation

Our directors do not receive any compensation for serving as members of the board of directors.

Employment Agreements

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  To date Orient Come and K's Media have not entered into any employment agreements with their executives.

Certain Relationships and Related Transactions, and Director Independence

Ke Wang and James Wei were shareholders of Orient Come prior to the closing of the Share Exchange Agreement.  Ke Wang and James Wei serve as directors and officers of Orient Come.  James Wei is also a shareholder and officer of K's Media.  Jake Wei and James Wei are brothers.

Concurrent with the Share Exchange Agreement, we entered into a Business Cooperation Agreement. Pursuant to the provisions of the Business Cooperation Agreement, K's Media has retained the services of Orient Come in relation to the current and proposed Orient Come’s Services. Chinese Advertisement Company will give 80% of its revenue to us in consideration of Orient Come’s Services.

QingYa Wang may receive up to 2,625,000 shares of the Company's Common Stock under the Escrow Agreement.  QingYa Wang is the founder, vice general manager and financial controller of Shine MultiMedia Co., Ltd.  A critical component of K’s Media's marketing and distribution to KTV clubs is its partnership with Shine under the Service Agreement.  Ms. Wang has over 20 years extensive and deep experience in business management and marketing in the area of IT, telecom and media business.  Ms. Wang has been general manager for several companies in the last 20 years.  Ms. Wang founded Shine in 2001 and currently serves as Vice General Manager and Financial Controller of Shine.  Ms. Wang holds a Bachelor of History from Beijing University and was honored of the Master of business administration (MBA) from Beijing University of Posts and Telecommunications in 2006.

Item 5.06 Change in Shell Company Status.

As described in Item 1.01 of this Form 8-K, effective January 18, 2008, we completed the Share Exchange Agreement, pursuant to which we (i) acquired all of the issued and outstanding ordinary shares of Orient Come in exchange for the issuance of 13,000,000 shares of our common stocks (the “Shares”) to Orient Come’s Shareholders’ designated parties; and (ii) issued 10,500,000 shares of our common stocks (the “Escrow Shares”) to Shareholders of K’s Media.

As a result of the Share Exchange Agreement, Orient Come became our wholly-owned operating subsidiary and, upon the issuance of the Shares, Orient Come’s Shareholders’ designated parties owned in the aggregate, approximately 62% of all of our issued and outstanding stock.  In addition, as a result of the Share Exchange Agreements, K’s Media has become our various interest entities.  We currently have a total of 21,087,000 issued shares of Common Stock, and 31,587,000 shares outstanding on a fully diluted basis including Escrow Shares issued to management and designees of K’s Media.

As the result of the consummation of the Share Exchange, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Audited financial statements of Orient Come Holdings Limited as of October 31, 2007 and related notes thereto.

(b) Pro forma financial information.

(i) Unaudited pro forma financial statements

(ii) Notes to Unaudited pro forma financial statements

 (d) Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement dated as of December 23, 2007.

10.1	Escrow Agreement, dated as of December 23, 2007.

10.2	Option Agreement, Dated as of December 23, 2007

10.3	Business Cooperation Agreement, Dated as of December 23, 2007

10.4	Equity Pledge Agreement, Dated as of December 23, 2007.

10.5	Service Agreement between K's Media and Shine Multimedia Co., Ltd., Dated as of December 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinglake Resources, Inc.

Date: January 18, 2007	By:	/s/ Jake Wei
Name Jake Wei
Title Chief Financial Officer

(a) Financial statements of business acquired.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Orient Come Holdings Limited

We have audited the accompanying balance sheet of Orient Come Holdings Limited (the “Company”) as of October 31, 2007 and the related statements of operations, shareholders’ equity and cash flows for the period from June 18, 2007 (inception) to October 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Orient Come Holdings Limited as of October 31, 2007 and the results of its operations and its cash flows for the period from June 18, 2007 (inception) to October 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company with no business transactions since inception. This factor, among others, raises substantial doubts about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the financial statements. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

/s/ Sherb & Co., LLP
Certified Public Accountants
Boca Raton, Florida
December 7, 2007

ORIENT COME HOLDINGS LIMITED
Balance Sheet
October 31, 2007
(Stated in U.S. dollars)

ASSETS

CURRENT
Cash	$ 1,293,083
1,293,083

$ 1,293,083

SHAREHOLDERS' EQUITY

Share capital
Common stock: $1 par value; Authorized: 50,000
Issued and outstanding: 2	$ 2
Additional paid-in capital	1,287,248
Accumulated other comprehensive income	2,967
Retained earnings	2,866
1,293,083

$ 1,293,083

See notes to financial statements.

ORIENT COME HOLDINGS LIMITED
Statement of Operations
From June 18, 2007 (Inception) to October 31, 2007
(Stated in U.S. dollars)

REVENUES	$ -
-

OTHER INCOME
Interest income	2,866
2,866

NET INCOME	2,866

OTHER COMPREHENSIVE INCOME
Unrealized foreign in currency translation	2,967

COMPREHENSIVE INCOME	$ 5,833

See notes to financial statements.

ORIENT COME HOLDINGS LIMITED
Statement of Shareholders' Equity
From June 18, 2007 (Inception) to October 31, 2007
(Stated in U.S. dollars)

				Accumulated
	Common		Additional	Other		Total
	Stock		Paid-in	Comprehensive	Retained	Shareholders'
	Shares	Amount	Capital	Income	Earnings	Equity

Balance, from inception (June 18, 2007)	-	$ -	$ -	$ -	$ -	$ -

Issuance of common shares	2	2	1,287,248	-	-	1,287,250
						-
Net income for the period from inception						-
(June 18, 2007) through October 31, 2007					2,866	2,866

Other comprehensive income
Unrealized foreign in currency translation	-	-	-	2,967	-	2,967

Balance, October 31, 2007	2	$ 2	$1,287,248	$ 2,967	$ 2,866	$ 1,293,083

See notes to financial statements.

ORIENT COME HOLDINGS LIMITED
Statement of Cash Flows
From June 18, 2007 (Inception) to October 31, 2007
(Stated in U.S. dollars)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 2,866
Net cash provided by operating activities	2,866

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceed on issuance of share capital	1,287,250
Net cash provided by financing activities	1,287,250

NET CASH INFLOW	1,290,116

EFFECT OF EXCHANGE RATE CHANGE ON CASH	2,967

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 1,293,083

See notes to financial statements.

Orient Come Holdings Limited
(A development stage company)
Notes to Financial Statements
October 31, 2007
(Expressed in U.S. Dollars)

1. Basis of Presentation and Going Concern Uncertainties

Orient Come Holdings Limited (“the Company”) was incorporated on June 18, 2007 in the British Virgin Islands.

These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharges its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

2. Significant Accounting Policies

(a) Principles of Accounting

These financial statements have been prepared by management in accordance with the United States generally accepted accounting principles (US GAAP).

(b) Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates and assumptions.

(c) Foreign Currency Transactions

The Company's management is based outside of the United States of America. The functional currency is Hong Kong Dollars (HKD). The Company uses United States Dollars (USD) as its reporting currency of the financial statements. The financial statements presented were translated into the reporting currency using the current rate method. Under this method, the statements of income and cash flows are translated into U.S. dollars using the rates in effect at the date of the transactions, and assets and liabilities are translated using the exchange rate at the end of year or period. All resulting exchange differences are reported as a separate component of shareholders' equity. The cumulative translation adjustment and effect of exchange rate changes on cash at October 31, 2007 was $ 2,967.

(d) Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents as of October 31, 2007.

(e) Concentration of Risk

The Company places its cash with high credit quality financial institutions in Hong Kong. At October 31, 2007 the Company had approximately $1,293,083 in Hong Kong bank deposits, which may not be insured. The Company has not experienced any loses in such accounts through October 31, 2007.

(f) Income Taxes

The Company has adopted the SFAS No. 109, Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

At October 31, 2007, the Company does not have any deferred tax assets or liabilities.

(g) Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash approximates its fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar.

(h) Comprehensive Income

The Company has adopted the SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

3. Share Capital

During the period ended October 31, 2007, the Company raised Hong Kong Dollars 10,000,000 ($1,287,250) through issuance of two shares to subscribers.

4. Subsequent Event

On December 23, 2007 (“the Closing Date”), the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), with Kinglake Resources, Inc., (“Kinglake”) a Nevada company that is subject to the reporting requirements of the US Securities and Exchange Commission, and Beijing K's Media Advertising Ltd. Co., a limited liability company organized under the laws of the People’s Republic Of China ("Chinese Advertisement Company” or “K’s Media”). Pursuant to the terms of the Share Exchange Agreement, the shareholders of the Company (the “Orient Come Shareholders”) transferred all of their common stock to Kinglake in exchange for the issuance of 13,000,000 shares of Kinglake common stock (the “Acquisition”). As a result of the Acquisition, the Company became a wholly-owned subsidiary of Kinglake and the Orient Come Shareholders and/or their designated third parties acquired in the aggregate approximately 62% of Kinglake’s issued and outstanding stock, thereby obtaining operational and managerial control of Kinglake.

In addition to the above, pursuant to the provisions of the Share Exchange Agreement, 10,500,000 new issued, but not outstanding restricted common shares of Kinglake common stock (the "Escrowed Shares") will be issued to the shareholders, or their designed parties, of Chinese Advertisement Company (“Shareholders of Chinese Advertisement Company” or "Shareholders of K's Media").

In connection with the Share Exchange Agreement, Kinglake entered into an Escrow Agreement (“Escrow Agreement”) with the Company, Chinese Advertisement Company, and Shareholders of Chinese Advertisement Company. Pursuant to the Escrow Agreement, the Escrow Shares will be deposited or held in an escrow account with an escrow agent. 7,875,000 (75%) of the Escrow Shares are being held as security for the achievement of $2,118,789 of our audited signed sales from Chinese Advertisement Company’s operations results for the fiscal year 2008 (the “2008 Performance Threshold”) and $15,980,447 of our audited signed sales from Chinese Advertisement Company’s operations results for the fiscal year 2009 (the “2009 Performance Threshold”), and $36,929,605 of our audited signed sales from Chinese Advertisement Company’s operations results for the fiscal year 2010 (the “2010 Performance Threshold”). If Chinese Advertisement Company achieved each of the 2008, 2009 and 2010 Performance Threshold, one third of the Escrow Shares will be released to Shareholders of Chinese Advertisement Company every year for a total of 3 years. If Performance Threshold is not achieved, a number of Escrow Shares (such number to be determined by the formula set forth in the Escrow Agreement) will be returned to Kinglake. Upon the termination of the Escrow agreement, any and all Escrow shares remaining in the Escrow account shall be returned to Kinglake.  The remaining 2,625,000 (25%) of the Escrow Shares are issuable to a third party service provider and are being held as security for K's Media entering into advertising agreements with KTV clubs (defined below) facilitated by the service provider. This third party is an affiliate of Shine Multimedia Co., Ltd., an entity discussed below.  If at the end of fiscal year 2008 the service provider has signed up less than 300 KTV clubs under advertising agreements with K's Media, then 60% of the 2,625,000 shares shall be cancelled.  If at the end of fiscal year 2009 and fiscal year 2010 the service provider has facilitated less than 600 advertising agreements per each year, then 20% of the 2,625,000 shares shall be cancelled respectively.

Concurrent with the Share Exchange Agreement, The Company entered into a series of agreement with Chinese Advertisement Company or the shareholders’ of Chinese Advertisement Company as follows:

-
A Business Cooperation Agreement with Chinese Advertisement Company (“Business Cooperation Agreement”). Pursuant to the provisions of the Business Cooperation Agreement, Chinese Advertisement Company will retain the services of the Company in relation to the current and proposed operations of Chinese Advertisement Company’s business in the People’s Republic of China (“Orient Come’s Services”). Chinese Advertisement Company will give 80% of its revenues after deduction of direct operating costs, expenses and taxes to the Company in consideration of Orient Come’s Services.

-
An Exclusive Option Agreements entered into by and the Company, Shareholders of Chinese Advertisement Company and the Chinese Advertisement Company dated December 23, 2007, the Shareholders of  Chinese Advertisement Company, irrevocably granted to the Company or its designated party an exclusive option to purchase, to the extent permitted by PRC law, a portion or all of their respective equity interests in  the Chinese Advertisement Company for a purchase price of One Hundred US dollar. The Company or its designated party has the sole discretion to decide when to exercise the option, whether in part or in full. Each of these agreements has a twenty-year term, subject to renewal at the Company’s election.

-
A series of Equity Pledge Agreements entered into by and among the Company, the Chinese Advertisement Company and Shareholders of Chinese Advertisement Company dated December 23, 2007, the Shareholders of Chinese Advertisement Company pledge, all of their equity interests in the Chinese Advertisement Company to guarantee in the Chinese Advertisement Company’s performance of its obligations under the Exclusive Business Cooperation Agreement. If  the Chinese Advertisement Company or any of its shareholders breaches his/her respective contractual obligations under this agreement, or upon the occurrence of one of the events regarded as an event of default under each such agreement, the Company, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests. The Shareholders of Chinese Advertisement Company agree not to dispose of the pledged equity interests or take any actions that would prejudice the Company’s interest, and to notify the Company of any events or upon receipt of any notices which may affect the Company’s interest in the pledge. Each of the equity pledge agreements will be valid until all the payments due under the Exclusive Business Cooperation Agreement have been fulfilled.

The Exchange Agreement is deemed to be a reverse acquisition, in accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission. In this transaction, Kinglake (the legal acquirer of the Company) is considered the accounting acquiree, and the Company (the legal acquiree of Kinglake) is considered the accounting acquirer, with the Company effectively assuming control of Kinglake. As the Company will effectively control Chinese Advertisement Company, they are deemed to be a subsidiary of the Company. Based on the Company’s contractual relationship with Chinese Advertisement Company, the Company  has determined this based on: (i) a variable interest entity has been created in accordance with FASB Interpretations - FIN 46(R): Consolidation of Variable Interest Entities (as amended) (“FIN 46 (R)”). Under FIN 46 (R), subsequent to the Share Exchange Agreement and the Business Cooperation Agreement, Chinese Advertisement Company is to be presented as a consolidated subsidiary of the Company and Kinglake and (ii) That the results of operations of Chinese Advertisement Company be consolidated with that of the Company based on Emerging Issue Task Force 97-2 (“EITF 97-2”): Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements. Under EITF 97-2 the Company believes that they have established a controlling financial interest in Chinese Advertisement Company through the Business Cooperation Agreement. A controlling financial interest exists if, for a requisite period of time, the Company has control over and a financial interest in Chinese Advertisement Company.

The Company has determined that there are risks associated with entering into transactions with entities based in the People’s Republic of China (“PRC”) such as Chinese Advertisement Company. Such risks include:

-
PRC advertising laws and regulations require advertisers, advertising operators and advertising distributors, including businesses such as ours, to ensure that the content of the advertisements they prepare or distribute are fair and accurate and are in full compliance with applicable law. Violation of these laws or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke a violator’s license for advertising business operations.

-
Substantially all of the Company’s operations, post acquisition, will be conducted through their contractual arrangements with Chinese Advertisement Company. Though PRC regulations currently permit 100% foreign ownership of companies that provide advertising services, any foreign entities that invest in the advertising services industry are required to have at least three years of direct operations in the advertising industry outside of China. In addition, PRC regulations currently prohibit foreign investment in the production and operation of any non-advertising content. The Company does not currently directly operate an advertising business outside of China and thus cannot qualify under PRC regulations until three years after we commence any such operations outside of China or until we acquire a company that has directly operated an advertising business outside of China for the required period of time. Accordingly, the Company is currently ineligible to apply for the required licenses for providing advertising services in China.

-
Under the Equity Pledge Agreements, the shareholders of Chinese Advertisement Company pledged their equity interests the Company. This pledge was duly created by recording the pledge on the Company’s register of shareholders in accordance with the PRC Security Law, and is currently effective. According to the PRC Property Rights Law, however, the effectiveness of such pledge will depend on whether the pledge is registered with the relevant administration for industry and commerce in the PRC. The Company anticipates registering such pledge when the administration for industry and commerce implements registration procedures in accordance with the PRC Property Rights Law in the future. Although the Company believes that they will be able to register the pledge, there cannot be assurance that it will be able to do so

-
If the Company or Chinese Advertisement Company are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including those that which regulates advertising companies would have broad discretion in dealing with such violations, including:

(i)	revoking the business and operating licenses of Chinese Advertisement Company and their affiliates;

(ii)	discontinuing or restricting our PRC subsidiaries’ and affiliates’ operations;

(iii)	imposing conditions or requirements with which the Company, Chinese Advertisement Company and their affiliates may not be able to comply with;

(iv)	requiring the Company, Chinese Advertisement Company and their affiliates to restructure the relevant ownership structure or operations

The imposition of any of these penalties would result in a material and adverse effect on the Company’s ability to conduct our business.

-
Many of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual arrangements, which may make it difficult to exert effective control over our Chinese Advertisement Company.

Under PRC law, arrangements and transactions among related parties may be audited or challenged by the PRC tax authorities. If any of the transactions that the Company has entered into with Chinese Advertisement Company are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to assess penalties.

-
Substantially all of the Company’s assets subsequent to the Acquisition will be located in the PRC and substantially all of the Company’s revenues will be derived from operations in the PRC. Accordingly, the Company’s business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments of China. The Chinese economy differs from the economies of most developed countries in many respects, including: (i) the amount of government involvement, (ii) the level of development, (iii) the growth rate, (iv) the control of foreign exchange, and (v) the allocation of resources

-
The Company and Chinese Advertisement Company operate in the PRC. Fluctuations in exchange rates with the PRC may have a material adverse effect on the Company’s financial position. The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The conversion of RMB into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an average approximately 8.0% appreciation of the RMB against the U.S. dollar between July 21, 2005 and June 30, 2007. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

(b) Pro forma financial information.

(i) Unaudited pro forma financial statements

KINGLAKE RESOURCES INC.
Pro Forma Consolidated Balance Sheet
October 31, 2007
(Unaudited)

		Beijing K's
		Media
		Advertising
	Orient	Ltd. Co.					Kinglake
	Orient Come	(or Chinese	Kinglake			(Note 3)	Resources
	Holdings	Advertisement	Resources			Pro-forma	Inc.
	Limited	Company)	Inc.			Adjustments	Pro Forma
ASSETS

CURRENT
Cash	$ 1,293,083	$ -	$ 61,274				$ 1,354,357

	$ 1,293,083	$ -	$ 61,274			$ -	$ 1,354,357

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$ -	-	$ 1,521				$ 1,521
Due to related party	-	-	42,155				42,155
	-	-	43,676			-	43,676

SHAREHOLDERS' EQUITY

Preferred stock, $0.00001 par value; 100,000,000
authorized, 0 shares issued and outstanding	n/a	n/a	-
Common stock, $0.00001 par value; 100,000,000
authorized, 6,087,000 shares issued and outstanding	n/a	n/a	61	*	(a)	130	211
					(b)	20
Common stock, $1 par value; 50,000
authorized, 2 shares issued and outstanding	2	n/a	n/a		(d)	(2)	-
Common stock, no par value; 1,000,000
authorized, -0- shares issued and outstanding	n/a	-	n/a
Additional paid in capital	1,287,248		110,724		(a)	(130)	1,304,637
					(b)	(20)
					(c)	(93,187)
					(d)	2
Accumulated other comprehensive income	2,967	-	-				2,967
Retained earnings (deficit)	2,866	-	(93,187)		(c)	93,187	2,866
	1,293,083	-	17,598			-	1,310,681

	$ 1,293,083	$ -	$ 61,274			$ -	$ 1,354,357

*- Reflects 3:1 forward stock split occurring on December 10, 2007

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

KINGLAKE RESOURCES INC.
Pro Forma Consolidated Statement of Loss
Six months ended October 31, 2007
(Unaudited)

	Five months	Six months		Six months
	ended	ended		ended
	October 31,	October 31,		October 31,
	2007	2007		2007

				Kinglake
	Orient Come	Kinglake	(Note 3)	Resources
	Holdings	Resources	Pro-forma	Inc.
	Limited	Inc.	Adjustments	Pro Forma

EXPENSES
Professional fees	$ -	$ 20,559	$ (20,559)	$ -
General and administrative expenses	-	9,285	(9,285)	-
Financial expenses	1	-	-	1
	1	29,844	(29,844)	1

LOSS FROM OPERATIONS	(1)	(29,844)	29,844	(1)
Non-operating income (expenses)	2,867	-	-	2,867
NET LOSS FOR THE PERIOD	(2,868)	(29,844)	29,844	(2,868)

Loss per share				$ (0.00)

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(ii) Notes to Unaudited pro forma financial statements

KINGLAKE RESOURCES INC.
Notes to the Pro Forma Consolidated Financial Statements
October 31, 2007
(Unaudited)

Kinglake Resources, Inc.
Introduction to Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of Kinglake Resources, Inc. (“Kinglake”) having entered into a Share Exchange Agreement (the “Share Exchange Agreement”), on December 23, 2007, with Orient Come Holdings Limited (“Orient Come”), a company organized under the laws of  the British Virgin Islands, together with Beijing K’s Media Advertising Ltd. Co. (“Chinese Advertisement Company” or “K’s Media”) a limited liability company organized under the laws of the People’s Republic of China. Pursuant to the terms of the Share Exchange Agreement, the shareholders of Orient Come (the “Orient Come Shareholders”) transferred to Kinglake all of the Orient Come shares in exchange for the issuance of 13,000,000 shares of Kinglake common stock (the “Acquisition”). As a result of the Acquisition, Orient Come became Kinglake’s wholly-owned subsidiary and the Orient Come Shareholders and/or their designated third parties acquired in the aggregate approximately 62% of Kinglake issued and outstanding stock.

Pursuant to the provisions of the Share Exchange Agreement, 10,500,000 new issued, but not outstanding restricted common shares of Kinglake common stock (the "Escrowed Shares") will be issued to the shareholders or their designed parties of Chinese Advertisement Company (“Shareholders of Chinese Advertisement Company” or "Shareholders of K's Media").

In connection with the Share Exchange Agreement, Kinglake entered into an Escrow Agreement (“Escrow Agreement”) with the Company, Chinese Advertisement Company, and Shareholders of Chinese Advertisement Company. Pursuant to the Escrow Agreement, the Escrow Shares will be deposited or held in an escrow account with an escrow agent. 7,875,000 (75%) of the Escrow Shares are being held as security for the achievement of $2,118,789 of our audited signed sales from Chinese Advertisement Company’s operations results for the fiscal year 2008 (the “2008 Performance Threshold”) and $15,980,447 of our audited signed sales from Chinese Advertisement Company’s operations results for the fiscal year 2009 (the “2009 Performance Threshold”), and $36,929,605 of our audited signed sales from Chinese Advertisement Company’s operations results for the fiscal year 2010 (the “2010 Performance Threshold”). If Chinese Advertisement Company achieved each of the 2008, 2009 and 2010 Performance Threshold, one third of the Escrow Shares will be released to Shareholders of Chinese Advertisement Company every year for a total of 3 years. If Performance Threshold is not achieved, a number of Escrow Shares (such number to be determined by the formula set forth in the Escrow Agreement) will be returned to Kinglake. Upon the termination of the Escrow agreement, any and all Escrow shares remaining in the Escrow account shall be returned to Kinglake.  The remaining 2,625,000 (25%) of the Escrow Shares are issuable to a third party service provider and are being held as security for K's Media entering into advertising agreements with KTV clubs (defined below) facilitated by the service provider. This third party is an affiliate of Shine Multimedia Co., Ltd., an entity discussed below.  If at the end of fiscal year 2008 the service provider has signed up less than 300 KTV clubs under advertising agreements with K's Media, then 60% of the 2,625,000 shares shall be cancelled.  If at the end of fiscal year 2009 and fiscal year 2010 the service provider has facilitated less than 600 advertising agreements per each year, then 20% of the 2,625,000 shares shall be cancelled respectively.

Concurrent with the Share Exchange Agreement, Orient Come entered into a series of agreements with Chinese Advertisement Company or the shareholders’ of Chinese Advertisement Company as follows:

-
A Business Cooperation Agreement with Chinese Advertisement Company (“Business Cooperation Agreement”). Pursuant to the provisions of the Business Cooperation Agreement, Chinese Advertisement Company will retain the services of the Orient Come in relation to the current and proposed operations of Chinese Advertisement Company’s business in the People’s Republic of China (“Orient Come’s Services”). Chinese Advertisement Company will give 80% of its revenues after deduction of direct operating costs, expenses and taxes to Orient Come in consideration of Orient Come’s Services.

-
An Exclusive Option Agreements entered into by Orient Come, Shareholders of Chinese Advertisement Company and the Chinese Advertisement Company dated December 23, 2007, the Shareholders of Chinese Advertisement Company, irrevocably granted to Orient Come or its designated party an exclusive option to purchase, to the extent permitted by PRC law, a portion or all of their respective equity interests in the Chinese Advertisement Company for a purchase price of One Hundred US dollar. Orient Come, or its designated party, has the sole discretion to decide when to exercise the option, whether in part or in full. Each of these agreements has a twenty-year term, subject to renewal at Orient Come’s election.

-
A series of Equity Pledge Agreements entered into by and among Orient Come, the Chinese Advertisement Company and Shareholders of Chinese Advertisement Company dated December 23, 2007, the Shareholders of Chinese Advertisement Company pledge, all of their equity interests in the Chinese Advertisement Company to guarantee in the Chinese Advertisement Company’s performance of its obligations under the Exclusive Business Cooperation Agreement. If  the Chinese Advertisement Company or any of its shareholders breaches his/her respective contractual obligations under this agreement, or upon the occurrence of one of the events regarded as an event of default under each such agreement, Orient Come, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests. The Shareholders of Chinese Advertisement Company agree not to dispose of the pledged equity interests or take any actions that would prejudice Orient Come’s interest, and to notify Orient Come of any events or upon receipt of any notices which may affect Orient Come’s interest in the pledge. Each of the equity pledge agreements will be valid until all the payments due under the Exclusive Business Cooperation Agreement have been fulfilled.

In connection with the Share Exchange Agreement, Kinglake issued 2,000,000 shares of their common stock to Sino Return Holdings Limited, a non-affiliate party as finder's fee.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of Orient Come, with Orient Come as the acquirer. The shares issued in the transaction are treated as being issued for cash and are shown as outstanding for all periods presented in the same manner as for a stock split. Pro forma information is only presented for the balance sheet, as on the date of the Share Exchange Agreement, Kinglake was considered a public shell and accordingly, the transaction was not considered a business combination. In these Pro Forma Combined Financial Statements, hereafter the reference to Kinglake, Orient Come, and Chinese Advertisement Company are referred to as the “Company”, unless specific reference is made to that entity.
The unaudited pro forma combined balance sheet as of October 31, 2007 assumes that the Share Exchange Agreement, Escrow Agreement and the Business Cooperation Agreement were consummated on October 31, 2007. The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position would have been had these agreements occurred as of October 31, 2007, nor is it indicative of future financial position. You should not rely on this information as being indicative of the historical result that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the agreements are consummated and in effect.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma balance sheet should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of Orient Come and Kinglake.

1.        BASIS OF PRESENTATION

The Share Exchange Agreement entered into on December 23, 2007, between Kinglake Resources, Inc. (“Kinglake”) a Nevada corporation, Orient Come Holding Limited (“Orient Come”) a company organized under the laws of the British Virgin Islands, and Beijing K’s Media Advertising Ltd. Co., (“Chinese Advertisement Company”), a limited liability company organized under the laws of the People’s Republic of China, is deemed to be a reverse acquisition. Pursuant to the terms of the Share Exchange Agreement, the shareholders of Orient Come transferred to us all of the Orient Come shares in exchange for the issuance of 13,000,000 shares of Kinglake common stock (the “Acquisition”). In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Kinglake, the legal acquirer of Orient Come is considered the accounting acquiree and Orient Come, the legal acquiree of Kinglake, is considered the accounting acquirer. The consolidated Balance Sheet of the combined entity will in substance be those of Orient Come, with the assets and liabilities, and revenues and expenses, of Kinglake being included effective from the date of consummation of the Share Exchange Agreement. Kinglake is deemed to be a continuation of the business of Orient Come. The outstanding stock of Kinglake prior to the Exchange Agreement will be accounted for at their net book value and no goodwill will be recognized. In these Pro Forma Combined Financial Statements, hereafter the reference to Kinglake, Orient Come, and Chinese Advertisement Company are referred to as the “Company”, unless specific reference is made to that entity.

In addition to the above Share Exchange Agreement, Kinglake, Orient Come and Chinese Advertisement Company entered into a series of other agreements as follows: an Escrow Agreement, an Exclusive Business Cooperation Agreement, Exclusive Option Agreements, and Equity Pledge Agreements. These other agreements have been more fully explained in the introduction to the Introduction to Unaudited Pro Forma Combined Financial Statements. Many of these agreements were required as Orient Come, nor Kinglake, have an equity interest in Chinese Advertisement Company, as current PRC regulations restrict ownership of companies operating in the advertising services, any foreign entities that invest in the advertising services industry are required to have at least three years of direct operations in the advertising industry outside of China. In addition, PRC regulations currently prohibit foreign investment in the production and operation of any non-advertising content. The Company does not currently directly operate an advertising business outside of China and thus cannot qualify under PRC regulations until three years after we commence any such operations outside of China or until we acquire a company that has directly operated an advertising business outside of China for the required period of time. The Company’s Orient Come is currently ineligible to apply for the required licenses for providing advertising services in China. Accordingly, the Company entered into an Exclusive Business Cooperation Agreement with Chinese Advertisement Company. As a result of Orient Come’s contractual relationship with Chinese Advertisement Company, the Company has secured significant rights to influence Chinese Advertisement Company business operations, policies and management, to approve all matters requiring shareholder approval, and the right to receive 80% of income earned by Chinese Advertisement Company. In addition, to ensure that Chinese Advertisement Company and its shareholders perform certain obligations under their contractual arrangements, the Chinese Advertisement Company shareholders have pledged to Orient Come all of their equity interests in Chinese Advertisement Company. Based on the contractual relationship with Chinese Advertisement Company, the Company has determined: (i) A variable interest entity has been created in accordance with FASB Interpretations - FIN 46(R): Consolidation of Variable Interest Entities (as amended)(“FIN 46(R)”). Under FIN 46(R), the Company will present Chinese Advertisement Company as a subsidiary in their consolidated financial statements. and (ii) That the results of operations of Chinese Advertisement Company are consolidated with that of the Company based on Emerging Issue Task Force 97-2 (“EITF 97-2”): Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements. Under EITF 97-2 Orient Come believes that they have established a controlling financial interest in Chinese Advertisement Company through the Business Cooperation Agreement. A controlling financial interest exists if, for a requisite period of time, Orient Come has control over and a financial interest in Chinese Advertisement Company.

The accompanying unaudited pro forma consolidated financial statements of Kinglake been prepared by management to give effect to the acquisition (the “Acquisition”) of Orient Come by Kinglake and the related transactions with Chinese Advertisement Company.

The unaudited pro forma consolidated financial statements have been prepared in accordance with the generally accepted accounting principles of United States and should be read in conjunction with the foregoing audited financial statements of Orient Come, and the unaudited financial statements of Kinglake as of October 31, 2007 as filed on their Form 10-SB for the quarter then ended. Included in the pro form financial statement is the balance sheet of Chinese Advertisement Company, or Beijing Media Advertising Ltd. Co., as this will ultimately be the operating company through which the consolidated Company will perform their business operations. As of October 31, 2007, Chinese Advertisement Company has been created but no shares have been issued, nor have any operations commenced.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position of the resulting consolidated entity had the Acquisition and related transactions and other pro forma adjustments been effected on the dates indicated. Further, unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position that may be obtained in the future.

2.          PRO FORMA ASSUMPTIONS

The pro forma consolidated financial statement incorporates the following pro forma assumptions:

a.)	To reflect the acquisition of Orient Come by Kinglake through the issuance of 13,000,000 shares of Kinglake in accordance with the Share Exchange Agreement

Additional paid-in capital	130
Common stock - Kinglake	130

b.)	To account for finders fees for the Share Exchange Agreement

Additional paid-in capital	20
Common stock - Kinglake	20

c.)	To recapitalize the Company, (or reverse merger), through the elimination of Kinglake accumulated deficit into additional paid-in-capital

Additional paid-in capital	93,187
Accumulated deficit - Kinglake	93,187

d.)	To consolidate the equity of Orient Come into Kinglake, or the Company

Common stock – Orient Come	2
Additional paid-in capital	2

3. PRO FORMA ADJUSTMENTS

The pro forma consolidated financial statements include the following adjustments:

(a)	To record the issuance of 13,000,000 shares of common stock of Kinglake acquire all of the issued and outstanding shares of Orient Come.

(b) To record the issuance of 2,000,000 shares of common stock as finder’s fee for the transaction.

(c)	To eliminate deficit upon incorporation of assets.